UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2016
(Date of earliest event reported)

Trans World Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 983-3355
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 21, 2016, Trans World Hotels Germany GmbH (“TWHG”), the German subsidiary of Trans World Corporation, a Nevada corporation (hereinafter referred to as “TWC” or the “Company”), acquired the Lindner Sport & Aktivhotel Kranichhöhe (“Lindner Hotel”), a 107-room hotel with extensive meeting space and recreational amenities located in Much, Germany, for a purchase price of approximately $5.7 million, inclusive of closing costs and a real estate transfer tax (Note: All currency amounts set forth in this report are in United States dollars using published foreign exchange rates as of December 21, 2016). There was no relationship between TWHG, the Company or their respective directors or officers, or any affiliate or associate thereof, and the seller of this property in this transaction.

The assets acquired by TWHG include: the hotel building and its contents; three food and beverage outlets; 18 meeting rooms; a wellness center and spa; a fitness center with an indoor swimming pool; an adjoining tennis complex with three indoor courts and two outdoor courts; and a beach volleyball court.

Prior to the acquisition, the Lindner Hotel had been operating successfully under the banner of Lindner Hotels & Resorts for approximately ten years. TWC will operate the hotel under its “Trans World Hotels” brand, under a new hotel name, “Hotel Kranichöhe.” It was selected for acquisition by TWC because its business model complements the Company’s existing German hotels and its proximity to its other hotels will give the Company a regional triangle of properties that will benefit from shared management and sales and marketing efforts.  The new hotel is located approximately two hours driving time from the Company’s Hotel Columbus near Frankfurt/Seligenstadt, and three hours driving time from its Hotel Freizeit Auefeld in Hann. Münden.

The total project costs will be approximately $7.3 million, including $1.6 million to update and partially renovate the hotel, plus closing costs and a 6.5% real estate transfer tax, applicable in the German State of Nordrhein Westfalen, on the estimated value of the acquired buildings and land.  TWC will fund 42% of the project costs, or approximately $3.1 million, with cash flow from operations, and the balance of approximately $4.2 million coming in the form of debt from Kreissparkasse Koln, a local German bank, with an annual interest rate of 1.95%, fixed for 10 years, and amortized over approximately 13 years.  In Year 11, TWC will have the option to retire the remaining principal or to refinance the balance at prevailing commercial interest rates.

The economic effect of the acquisition will be recorded on the Company’s books retroactive to December 1, 2016, with no effect on the purchase price.

TWC issued a press release relating to its acquisition of the Lindner Hotel, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) The Company has determined that the acquisition of the Lindner Hotel was not significant under Section 11-01(b) of Regulation S-X and that financial statements and pro forma financial statements are therefore not required to be filed.

(d) Exhibit No.	Description

99.1	Press release by Trans World Corporation dated December 21, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS WORLD CORPORATION

December 21, 2016	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer